UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

ADAMIS PHARMACEUTICALS CORPORATION
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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ADAMIS PHARMACEUTICALS CORPORATION

11455 El Camino Real, Suite 310
San Diego, CA  92130
(858) 997-2400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on October 10, 2012

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders, or Annual Meeting, of Adamis Pharmaceuticals Corporation, referred to herein as we, us, our, the Company, or Adamis, a Delaware corporation, will be held at our executive offices located at 11455 El Camino Real, Suite 310, San Diego, California  92130, on Wednesday, October 10, 2012, at 8:00 a.m., Pacific Daylight Time, for the following purposes:

1.	To elect five directors to our Board of Directors to serve until the next Annual Meeting of Stockholders or until their successors have been duly elected or appointed and qualified;

2.
To approve an amendment to our Amended and Restated Certificate of Incorporation, to increase the total number of authorized shares from 185.0 million to 210.0 million and the number of authorized shares of common stock from 175.0 million to 200.0 million;

3.	To ratify the selection of Mayer Hoffman McCann PC as our independent registered public accounting firm for the year ending March 31, 2013; and

4.	To consider and take action upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

These items of business are more fully described in the Proxy Statement accompanying this notice.  Only holders of record of our common stock (the “Common Stock”) at the close of business on August 24, 2012 (the “Record Date”), will be entitled to notice of the Annual Meeting or any adjournments or postponements thereof.  Each share of Common Stock is entitled to one vote at the Annual Meeting.

The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten (10) days before the Annual Meeting for any purpose germane to the meeting, at our principal executive offices at 11455 El Camino Real, Suite 310, San Diego, California  92130, by contacting our Secretary.

Whether you plan to attend the meeting in person or not, it is important that you read the Proxy Statement and follow the instructions on your proxy card to vote by mail, telephone or Internet.  This will ensure that your shares are represented and will save us additional expenses of soliciting proxies.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDER MEETING TO BE HELD ON OCTOBER 10, 2012.

In accordance with rules approved by the Securities and Exchange Commission, we are providing this notice to our stockholders to advise them of the availability on the Internet of our proxy materials related to our Annual Meeting.  The rules allow companies to provide access to proxy materials in one of two ways.  Because we have elected to utilize the “full set delivery” option, we are delivering our proxy materials to our stockholders under the “traditional” method, by providing paper copies, as well as providing access to our proxy materials on a publicly accessible website.

Our proxy statement and proxy are enclosed along with our Annual Report on Form 10-K for the year ended March 31, 2012, which is being provided as our Annual Report to Stockholders.  These materials are also available on the website:  http://www.firstamericanstock.org.

By Order of the Board of Directors,

Dennis J. Carlo, Ph.D.
President and Chief Executive Officer, Director
San Diego, California
August 28, 2012

YOUR VOTE IS IMPORTANT.  IN ORDER TO ASSURE YOUR REPRESENTATION AT THE
MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS
POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

ADAMIS PHARMACEUTICALS CORPORATION

11455 El Camino Real, Suite 310
San Diego, CA  92130
(858) 997-2400

PROXY STATEMENT

General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Adamis Pharmaceuticals Corporation, referred to herein as we, us, our, the Company or Adamis, of proxies to be voted at the Annual Meeting of Stockholders, or the Annual Meeting, to be held at 8:00 a.m., Pacific Daylight Time, on Wednesday, October 10, 2012 at our executive offices located at 11455 El Camino Real, Suite 310, San Diego, California  92130, and at any adjournments or postponements thereof.

A copy of our Annual Report on Form 10-K for the period ended March 31, 2012, is enclosed with these materials.  Upon written request, we will provide each stockholder being solicited by this Proxy Statement with a copy, free of charge, of any of the documents referred to in this Proxy Statement.  All such requests should be directed to Adamis Pharmaceuticals Corporation, 11455 El Camino Real, Suite 310, San Diego, California  92130; Attention:  Secretary.

The Annual Meeting has been called to consider and take action on the following proposals:

1.	To elect five directors to our Board of Directors to serve until the next Annual Meeting of Stockholders or until their successors have been duly elected or appointed and qualified;

2.
To approve an amendment to our Amended and Restated Certificate of Incorporation (the “Restated Certificate”), to increase the total number of authorized shares from 185.0 million to 210.0 million and the number of authorized shares of common stock from 175.0 million to 200.0 million;

3.	To ratify the selection of Mayer Hoffman McCann PC as our independent registered public accounting firm for the year ending March 31, 2013; and

4.	To consider and take action upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our principal executive office is located at 11455 El Camino Real, Suite 310, San Diego, California  92130 and our telephone number is (858) 997-2400.  The approximate date on which this Proxy Statement and the proxy card are first being sent or given to stockholders is September 3, 2012.

Record Date and Shares Outstanding

Stockholders of record at the close of business on August 24, 2012 (the “Record Date”) are entitled to notice of the meeting.  At the Record Date, 95,379,450 shares of our common stock (the “Common Stock”) were outstanding and entitled to vote at the Annual Meeting.  Each share of Common Stock is entitled to one vote at the Annual Meeting.

Revocability of Proxies

You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy (including a telephone vote), by delivering a written revocation of your proxy to our Secretary, or by voting at the meeting.  The method by which you vote by proxy will in no way limit your right to vote at the meeting if you decide to attend in person.  If your shares are held in the name of a bank or brokerage firm, you must obtain a proxy, executed in your favor, from the bank or broker, to be able to vote at the meeting.

Voting Rights

Only holders of record of Common Stock at the close of business on the Record Date are entitled to notice of the Annual Meeting.  Each share of Common Stock is entitled to one vote on all matters to be voted upon at the Annual Meeting.  The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock on the Record Date will constitute a quorum for the transaction of business at the Annual Meeting and at any postponement or adjournment thereof.

For Proposal 1, the affirmative vote of a plurality of the shares of Common Stock cast by the stockholders present in person or represented by proxy at the Annual Meeting is required to elect the nominees for election as directors.  Withholding authority will be treated as a vote “against” a director, but in this case, because the number of nominees equals the number of available seats, it will have no effect on the outcome of the vote for this election of directors.

For Proposal 2, the affirmative vote of a majority of the shares of Common Stock outstanding on the Record Date and entitled to vote at the Annual Meeting is required to approve the amendment to our Restated Certificate to increase the number of authorized shares of capital stock.  Abstentions will have the effect of a vote “against” Proposal 2.

For Proposal 3, the affirmative vote of a majority of votes cast by the stockholders entitled to vote and who are present in person or represented by proxy at the Annual Meeting is required to ratify the selection of Mayer Hoffman McCann PC as our independent registered public accounting firm for the year ending March 31, 2013.  We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm.  However, if our stockholders do not ratify the selection of Mayer Hoffman McCann PC as our independent registered public accounting firm for the year ending March 31, 2013, the Audit Committee of our Board of Directors may reconsider its selection.  Abstentions will have the effect of a vote “against” Proposal 3.

Broker Non-Votes

If you do not give instructions to your bank or broker within ten days of the Annual Meeting, it may vote on matters that the New York Stock Exchange, or NYSE, determines to be “routine”, but will not be permitted to vote your shares with respect to “non-routine” items.  Under the NYSE rules, the ratification of the appointment of our independent auditors (Proposal 3) and, we believe, the approval of the proposed amendment to our Restated Certificate (Proposal 2) are routine matters, while the election of our directors (Proposal 1) is a non-routine matter.  When a bank or broker has not received instructions from the beneficial owners or persons entitled to vote and the bank or broker cannot vote on a particular matter because it is not routine, then there is a “broker non-vote” on that matter.  Broker non-votes will not be counted as votes “for” or “against” any proposal, but will be counted in determining whether there is a quorum for the Annual Meeting.  We strongly encourage you to submit your voting instructions and exercise your right to vote as a stockholder.

Questions and Answers

Q.	Why am I receiving these materials?

The Company has made these materials available to you on the Internet, and has delivered printed versions of these materials to you by mail, in connection with the Company’s solicitation of proxies for use at the Annual Meeting, to be held on Wednesday, October 10, 2012 at 8:00 a.m. Pacific Daylight Time, and at any postponement(s) or adjournment(s) thereof.  You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.  The Annual Meeting will be held in the Company’s principal executive offices located at the address shown above.

Q.	What am I voting on?

•  Election of five directors (Dennis J. Carlo, Ph.D., Kenneth M. Cohen, Craig A. Johnson, David J. Marguglio and Tina S. Nova, Ph.D.) for a term ending at the next annual meeting of stockholders;

•  Approval of an amendment to our Restated Certificate to increase the number of authorized shares of our capital stock; and

•  Ratification of the selection of Mayer Hoffman McCann PC as our independent registered public accounting firm for the year ending March 31, 2013.

Q.	Who is entitled to vote?

Only stockholders of record of Common Stock at the close of business on the Record Date are entitled to vote shares held by such stockholders on that date at the Annual Meeting.  Each share of Common Stock is entitled to one vote at the Annual Meeting.

Q.	How do I vote?

Vote by Mail:  Stockholders of record (that is, if you hold your stock in your own name) may sign and date the proxy card you receive and return it in the enclosed stamped, self-addressed envelope.

Vote on the Internet:  Stockholders of record can vote on the Internet at http://istock.firstamericanstock.com/istocktrack/login.aspx.  To access the Web site, you will need to first create an account with the transfer agent by calling 602-485-1346.  As with telephone voting, you can confirm that your instructions have been properly recorded.

Vote by Telephone:  If you are a stockholder of record, you may vote by telephone by following the instructions on your proxy card.  The telephone number is toll-free, so voting by telephone is at no cost to you.  If you vote by telephone, you do not need to return your proxy card.  The number is 1-877-271-0548.

Vote in Person:  Sign and date the proxy you receive and return it in person at the Annual Meeting.

If your shares are held in the name of a bank, broker or other holder of record (i.e., in “street name”), you will receive instructions from the holder of record that you must follow in order for your shares to be voted.  Telephone and Internet voting will be offered to stockholders owning shares through most banks and brokers.

If you vote by telephone or on the Internet, you do not have to mail in your proxy card.  If you wish to attend the meeting in person, however, you will need to bring the admission ticket attached to the proxy card with you.  Internet and telephone voting are available 24 hours a day.  Votes submitted through the Internet or by telephone must be received by 11:59 p.m. (Pacific Daylight Time) on October 9, 2012.

Q.	Can I access the proxy materials and annual report electronically?

This Proxy Statement, the proxy card, and our Annual Report on Form 10-K for the period ended March 31, 2012 are available on the website:  http://www.firstamericanstock.org/.

Q.	Can I change my vote or revoke my proxy?

Yes.  You may change your vote or revoke your proxy at any time before the proxy is exercised.  If you submitted your proxy by mail, you must (a) file with the Secretary a written notice of revocation or (b) timely deliver a valid, later-dated proxy.  If you submitted your proxy by telephone, you may change your vote or revoke your proxy with a later telephone proxy.  Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the Annual Meeting.

Q.	How are proxies voted?

All valid proxies received prior to the Annual Meeting will be voted.  All shares represented by a proxy will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.

Q.	What is the process for admission to the Annual Meeting?

If you are a record owner of your shares, you must show government issued identification.  Your name will be verified against the stockholder list.  If you hold your shares through a bank, broker or trustee, you must also bring a copy of your latest bank or broker statement showing your ownership of your shares as of the Record Date.

Q.	What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum.  On the Record Date, there were 95,379,450 outstanding shares of Common Stock entitled to vote at the Annual Meeting.

Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present at the Annual Meeting.  If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

Q.	What vote is required to approve each item?

The affirmative vote of a plurality of the votes cast at the meeting by stockholders entitled to vote thereon is required for the election of directors.  For approval of the proposed amendment to our Restated Certificate, the affirmative vote of a majority of the shares outstanding on the Record Date and entitled to vote at the Annual Meeting is required.  For ratification of the selection of Mayer Hoffman McCann PC, the affirmative vote of a majority of the votes cast by stockholders entitled to vote thereon and who are present in person or represented by proxy at the Annual Meeting will be required.

Q.	How do I vote if I hold my shares in “street name”?

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting card and voting instructions with these proxy materials from that organization rather than from Adamis.  Your bank or broker may permit you to vote your shares electronically by telephone or on the Internet.  A large number of banks and brokerage firms participate in programs that offer telephone and Internet voting options.  If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may vote those shares electronically by telephone or on the Internet by following the instructions set forth on the voting form provided to you by your bank or brokerage firm.

These Internet and telephone voting procedures are designed to authenticate stockholders’ identities, allow stockholders to vote their shares and confirm that stockholders’ votes have been recorded properly.  Stockholders voting via either telephone or the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the stockholder using such services.  Also, please be aware that Adamis is not involved in the operation of these voting procedures and cannot take responsibility for any access, Internet or telephone service interruptions that may occur or any inaccuracies, erroneous or incomplete information that may appear.

Q.	What happens if I do not instruct my broker how to vote on the proxy?

If you do not instruct your broker how to vote, your broker will vote your shares for you at his or her discretion on routine matters such as the ratification of auditors.

Q.	May I attend the annual meeting if I hold my shares in “street name”?

As the beneficial owner of shares, you are invited to attend the annual meeting.  If you are not a record holder, however, you may not vote your shares in person at the meeting unless you obtain a proxy, executed in your favor, from the record holder of your shares.

Q.	What are the recommendations of the Board of Directors?

The Board of Directors unanimously recommends that the stockholders vote:

•	FOR the election of the five nominated directors; FOR the amendment to our Restated Certificate to increase in the number of authorized shares of capital stock; and
•	FOR ratification of the selection of Mayer Hoffman McCann PC as our independent registered public accounting firm for the year ending March 31, 2013.

With respect to any other matter that properly comes before the Annual Meeting, the proxies will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

PROPOSAL 1
ELECTION OF DIRECTORS

Information Regarding Board of Directors

The Board has nominated five candidates for election as director for a term expiring at the next Annual Meeting of Stockholders.  All of the nominees are currently members of our Board.  Directors are elected to serve for their respective terms of one year or until their successors have been duly elected or appointed and qualified.  The Board has no reason to believe that any of the nominees named below will be unavailable, or if elected, will decline to serve.

Pursuant to our Bylaws, generally the number of directors is fixed and may be increased or decreased from time to time by resolution of our Board.  The Board has fixed the number of directors at five members.  Proxies cannot be voted for a greater number of persons than the number of nominees named.  In the event one or more of the named nominees is unable to serve, the persons designated as proxies may cast votes for other persons as substitute nominees.

The ages, principal occupations, current directorships and any directorship held during the past five years, and certain other information with respect to the nominees, are shown below as of the Record Date.

NAME	AGE	DIRECTOR SINCE	PRINCIPAL OCCUPATION/POSITION WITH ADAMIS
Dennis J. Carlo, Ph.D.	68	2009	President, Chief Executive Officer and Director
Kenneth M. Cohen	57	2011	Consultant, Director
Craig A. Johnson	50	2011	Consultant, Director
David J. Marguglio	42	2009	Senior Vice President of Corporate Development, Director
Tina S. Nova, Ph.D.	58	2011	President of Genoptix, Inc., Director

Dennis J. Carlo, Ph.D.  Dr. Carlo became President, Chief Executive Officer and a director of the Company in April 2009 in connection with the closing of the merger transaction between Cellegy Pharmaceuticals, Inc. and Adamis Corporation, which was formerly known as Adamis Pharmaceuticals Corporation (“Old Adamis”); pursuant to the merger, Cellegy was the surviving corporation in the merger and changed its name to Adamis Pharmaceuticals Corporation.  Dr. Carlo was a co-founder of Old Adamis and served as its President and Chief Executive Officer, and a director, from October 2006 to April 2009.  From 2003 to 2006, he served as president of Telos Pharmaceuticals, a private biotechnology company, from 2003 to 2006.  From 1982 to 1987, he served as Vice President of Research and Development and Therapeutic Manufacturing at Hybritech Inc., a pharmaceutical and life science company which was acquired by Eli Lilly & Co in 1985.  After the sale to Lilly, Dr. Carlo, along with Dr. Jonas Salk, James Glavin and Kevin Kimberland, founded Immune Response Corporation, a public biotechnology company, where he served as its President and Chief Executive Officer from 1994 to 2002.  Before then, he held various positions with life science companies, including Merck & Co.  Dr. Carlo received a B.S. degree in microbiology from Ohio State University and has a Ph.D. in Immunology and Medical Microbiology from Ohio State University.

Kenneth M. Cohen.  Mr. Cohen has served as one of our directors since January 2011.  He is an advisor to companies, entrepreneurs and investors in the life sciences area.  He was a co-founder of publicly held Somaxon Pharmaceuticals and served as its President and Chief Executive Officer from August 2003 through December 2007 and continued as a director until June 2008.  Previously, he was an independent advisor to various biotechnology and pharmaceutical companies, entrepreneurs and investors, including Synbiotics Corporation, Applied NeuroSolutions, Inc. and Highbridge Capital Management.  From May 1996 to April 2001, he was President and Chief Executive Officer of Synbiotics Corporation, a diagnostics company.  From March 1995 to February 1996, Mr. Cohen was Executive Vice President and Chief Operating Officer for Canji Incorporated, a human gene-therapy company, until its acquisition by Schering-Plough Corporation in February 1996.  Prior to joining Canji, he was Vice President of Business Affairs at Argus Pharmaceuticals, Inc. and Vice President of Marketing and Business Development for LifeCell Corporation.  Mr. Cohen began his career at Eli Lilly and Company in 1978, where, among many different responsibilities over ten years, he directed business planning for the Medical Instrument Systems Division and managed the launch of Prozac.  He received an A.B. in biology and chemistry from Dartmouth College and an M.B.A. from the Wharton School of The University of Pennsylvania.

Craig A. Johnson.  Mr. Johnson has served as one of our directors since February 2011.  He served as Chief Financial Officer of PURE Bioscience, Inc. from August 2011 to May 2012, and Senior Vice President and Chief Financial Officer of NovaDel Pharma Inc. from 2010 to 2011.  Mr. Johnson served as Vice President and Chief Financial Officer of TorreyPines Therapeutics, Inc. from 2004 until the company’s acquisition by Raptor Pharmaceuticals Corp. in October 2009, and then as Vice President of TPTX, Inc., a wholly owned subsidiary of Raptor Pharmaceutical Corp. through March 2010.  From 1994 to 2004, he was employed by MitoKor, Inc. and last held the position of Chief Financial Officer and Senior Vice President of Operations.  Prior to joining MitoKor, Mr. Johnson served as a senior financial executive for several early-stage technology companies, and he also practiced as a Certified Public Accountant with Price Waterhouse.  Mr. Johnson served as a director and the chairman of the audit committee for Ardea Biosciences, Inc., from 2008 until the company’s acquisition by AstraZeneca PLC in June 2012.  Mr. Johnson received his B.B.A. in accounting from the University of Michigan and is a certified public accountant.

David J. Marguglio.  Mr. Marguglio joined the Company as Vice President, Business Development and Investor Relations, and a director in April 2009 in connection with the closing of the merger transaction between Cellegy and Old Adamis.  Mr. Marguglio was a co-founder of Old Adamis and served as its Vice President of Business Development and Investor Relations, and a director, since its inception in June 2006 until April 2009.  From 1996 to 2006, he held various positions with Citigroup Global Markets, Smith Barney and Merrill Lynch.  Before entering the financial industry, from 1994 to 1996, he founded and ran two different startup companies, the latter of which was eventually acquired by a Fortune 100 company.  From 1993 to 1994, he served as financial counsel for the commercial litigation division of a national law firm.  He received a degree in finance and business management from the Hankamer School of Business at Baylor University.

Tina S. Nova, Ph.D.  Dr. Nova has served as a member of our Board of Directors since February 2011.  Dr. Nova is a co-founder of Genoptix, Inc., a medical laboratory diagnostics company, and has served as its President since 2000.  Dr. Nova also served as Genoptix’ Chief Executive Officer and as a member of its board of directors from 2000 until Novartis AG acquired Genoptix in February 2011.  Dr. Nova was a co-founder of Nanogen, Inc., a provider of molecular diagnostic tests, and she served as its Chief Operating Officer and President from 1994 to 2000.  Dr. Nova served as Chief Operating Officer of Selective Genetics, a targeted therapy, biotechnology company, from 1992 to 1994, and in various director-level positions with Ligand Pharmaceuticals Incorporated, a drug discovery and development company, from 1988 to 1992, most recently as Executive Director of New Leads Discovery.  Dr. Nova has also held various research and management positions with Hybritech, Inc., a former subsidiary of Eli Lilly & Company, a pharmaceutical company.  Dr. Nova also served as a member of the board of directors of Cypress Bioscience, Inc., a company focused on developing drugs for functional somatic syndromes.  Dr. Nova was the Chair of the board of directors of BIOCOM from March 2001 to March 2002.  Dr. Nova holds a B.S. in Biological Sciences from the University of California, Irvine and a Ph.D. in Biochemistry from the University of California, Riverside.

Director Experience, Qualifications, Attributes and Skills

We believe that the backgrounds and qualifications of our directors and director nominees, considered as a group, provide a broad mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.  Our Board is composed of a diverse group of leaders in their respective fields.  Many of the current directors have executive experience at public companies, as well as experience serving on other companies’ boards, which provides an understanding of different business processes, challenges and strategies facing boards and other companies.  Further, our directors also have other experience that makes them valuable members and provides insight into issues relevant to the Company, such as prior experience with financing transactions, acquisitions and licensing transactions.

The following highlights the specific experience, qualification, attributes and skills of our individual Board members, or nominees for the Board, that have led our Nominating and Governance Committee and the Board to conclude that these individuals should serve on our Board:

Dennis J. Carlo, Ph.D., brings his executive experience, including his experience in senior management positions at several companies in the life science industry including Immune Response Corporation and Hybritech Inc., his extensive knowledge of the markets in which we compete and intend to compete, and his deep knowledge of Adamis gained from his position as chief executive officer of the Company.

Kenneth M. Cohen brings his extensive leadership, business and scientific knowledge of the life science industry, including his service as an officer and director of private and public biotechnology companies including Somaxon Pharmaceuticals and the knowledge gained from consulting to numerous companies in the biotechnology and pharmaceuticals industries and to entrepreneurs and investors in the life science area, as well as his previous experience working at large pharmaceutical companies.

Craig A. Johnson brings his extensive public accounting, financial and executive management background and experience at many pharmaceutical and life science companies including Pure Bioscience, Inc., NovaDel Pharma Inc., TorreyPines Therapeutics, Inc. and MitoKor, Inc., as well as his service on the board of directors and audit committee of Ardea Bioscience, Inc.

David J. Marguglio brings his executive experience, including his experience in business development of new companies and financial services background, and his deep knowledge of Adamis gained from his position as an officer of the Company.

Tina S. Nova, Ph.D., brings her extensive leadership, business and scientific expertise, including her background of founding, financing, developing and operating companies in the healthcare industry, her service in senior management positions at several public and private companies in the life science industry including Genoptix, Inc., Nanogen and Selective Genetics, her experience in successfully developing, launching and commercializing medical products, and her service on other public company boards of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES SET FORTH ABOVE FOR DIRECTOR.

INFORMATION REGARDING THE BOARD OF DIRECTORS, COMMITTEES OF THE BOARD AND CORPORATE GOVERNANCE

Independence of Directors

The Board annually determines the independence of each director, based on the independence criteria set forth in the listing standards of the Marketplace Rules of NASDAQ.  In making its determinations, the Board considers all relevant facts and circumstances brought to its attention as well as information provided by the directors and a review of any relevant transactions or relationships between each director or any member of his or her family, and the Company, its senior management or the Company’s independent registered public accounting firm.  Based on its review, the Board determined that each member of the board of directors, other than Dr. Carlo and Mr. Marguglio who are executive officers of the Company, is independent under the NASDAQ criteria for independent board members, and that each member of the standing committees of the Board is independent under such criteria.

Meetings of our Board

Our Board met five times during the year ended March 31, 2012.  Each director attended more than 75% of the total of the Board meetings and the meetings of the committees upon which he or she served.

Attendance at Annual Meeting

Although we have no formal policy regarding director attendance at annual meetings, we encourage all directors to attend.  All of the directors attended last year’s annual meeting of stockholders.

Board Leadership Structure and Role in Risk Oversight

Our Board evaluates its leadership structure and role in risk oversight on an ongoing basis.  At the present time, the Board has not appointed a director to act as Chair of the Board or as a lead independent director, although Dr. Carlo has typically functioned as chairman of meetings of the board of directors for purposes of conducting board meetings.  The Board does not currently have a policy, one way or the other, with respect to whether the same person should serve as both the chief executive officer and chair of the Board or, if the roles are separate, whether the chair of the Board should be selected from the non-employee directors or should be an employee.

The Board is also responsible for oversight of our risk management practices, while management is responsible for the day-to-day risk management processes.  The Board believes this division of responsibilities is the most effective approach for addressing the risks facing the Company.  Through our President and Chief Executive Officer, and other members of management, the Board receives periodic reports regarding the risks facing the Company.  Our independent directors meet without the presence of management in connection with regularly scheduled Board meetings.  In addition, the Audit Committee assists the Board in its oversight role by receiving periodic reports regarding our risk and control environment.  Each of the standing committees of the Board is composed entirely of independent directors, with each of the committees having a separate chair.  Each of our Board committees also considers the risk within its area of responsibilities.

Committees of the Board

Our Board has the following three committees:  (1) Audit Committee; (2) Compensation Committee; and (3) Nominating and Governance Committee.  The members of each committee are Kenneth M. Cohen, Craig A. Johnson and Tina S. Nova, Ph.D.  Mr. Johnson is Chair of the Audit Committee; Dr. Nova is Chair of the Compensation Committee; and Mr. Cohen is Chair of the Nominating and Governance Committee.  Copies of the charter of each of the Audit Committee, Compensation Committee and Nominating and Governance Committee are attached as appendices to this proxy statement.

Audit Committee

The Audit Committee assists the full Board in its general oversight of our financial reporting, internal controls and audit functions, and is directly responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm.  Subject to an approved charter, the Audit Committee reviews our financial results, accounting practices, internal control systems, financial reporting processes and the reliability of our financial statements, and the fee arrangements with our independent auditors as well as their independence and performance, and meets with our independent auditors concerning the scope and terms of their engagement and the results of their audits.  The Audit Committee also recommends to our stockholders the appointment of the independent registered public accounting firm.  The Audit Committee also reviews and approves related party transactions.  The Board has determined that each member of the Audit Committee is “independent” as defined by the applicable NASDAQ rules and by the Sarbanes-Oxley Act of 2002 and regulations of the Securities and Exchange Commission (“SEC”), and that Mr. Johnson qualifies as an “audit committee financial expert” as defined in such regulations.

The Audit Committee meets with management periodically to consider the adequacy of our internal controls and the objectivity of our financial reporting.  The Audit Committee discusses these matters with our independent registered public accounting firm and with appropriate financial personnel from Adamis.  Meetings are held with participation from the independent registered public accounting firm.  The independent registered public accounting firm is given unrestricted access to the Audit Committee.  In addition, the Audit Committee reviews our budget and capital requirements, and reports its recommendations to the full Board for approval and to authorize action.  The Audit Committee met and/or acted by written consent five times during the fiscal year ended March 31, 2012.

Compensation Committee

Principal functions of the Compensation Committee include:  (i) reviewing and recommending approval of compensation arrangements of our chief executive officer and our other executive officers; (ii) to the extent the Board delegates such authority to the committee, administering our equity incentive plans and agreements; (iii) reviewing and making recommendations to the Board with respect to incentive compensation and equity plans; and (iv) performing other duties regarding compensation for employees and consultants as the Board may from time to time delegate to the committee.  Subject to provisions of any applicable employment agreements, the compensation committee typically reviews base salary levels and total compensation for executive officers at least annually.  The Compensation Committee annually reviews and approves corporate goals and objectives relevant to the total direct compensation—that is, changes in base salary, and non-equity and equity incentive plan compensation—of the chief executive officer and our other named executive officers, evaluates their performance against these goals and objectives, and, based on its evaluation, sets their total direct compensation.  Our full Board ultimately makes the final decisions regarding the chief executive officer’s and the other named executive officers’ total direct compensation; to the extent that the chief executive officer or other officer is also a director, such person does not participate in Board determinations concerning his or her compensation.  With respect to equity compensation, the compensation committee or the Board grants stock options or other equity awards, often after receiving a recommendation from our chief executive officer (except in the case of awards to the chief executive officer).  The compensation committee has authority to retain its own compensation consultants and to obtain advice and assistance from internal or external legal, accounting or other advisors.  The committee did not retain any compensation consultants in connection with establishing compensation levels for officers for fiscal 2012.  Management plays a role in the compensation-setting process.  The most significant aspects of management’s role are to evaluate employee performance and recommend salary levels and equity compensation awards.  Our chief executive officer usually makes recommendations to the compensation committee and the Board concerning compensation for other executive officers.  Our chief executive officer is a member of the Board but does not participate in Board decisions regarding any aspect of his own compensation.  The Compensation Committee met and/or acted by written consent one time during the fiscal year ended March 31, 2012.

Compensation Committee Interlocks and Insider Participation

Until April 18, 2011, when Mr. Cohen, Mr. Johnson and Dr. Nova were appointed to be the members of the standing committees of the Board, the functions of the Compensation Committee were performed by the entire Board, which included Dennis J. Carlo, Ph.D. and David Marguglio, who were also executive officers of the Company.  No executive officer has served as a director or member of the Board or the Compensation Committee (or other committee serving an equivalent function) of any other entity while an executive officer of that other entity served as a director of or member of our Board or our Compensation Committee.  Dr. Carlo, our President and Chief Executive Officer, may participate in discussions with the Compensation Committee regarding salaries and incentive compensation for our named executive officers, except for discussions regarding his own salary and incentive compensation.

Nominating and Governance Committee

Subject to an approved charter, the general functions of the Nominating and Governance Committee are (i) to recruit, evaluate and nominate candidates to be presented for appointment or election to serve as members of the Board; (ii) to recommend nominees for Board committees; (iii) to recommend corporate governance guidelines applicable to the Company; and (iv) to oversee the evaluation of the Board.  The Nominating and Governance Committee met and/or acted by written consent one time during the fiscal year ended March 31, 2012.

Director Nomination Procedures

The Nominating and Governance Committee is responsible for recommending to the Board the nominees for election as directors at any meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board.  In making such recommendations, the committee will consider candidates proposed by stockholders.  Stockholders may submit a candidate’s name and qualifications to the Board by mailing a letter to the attention of Dennis J. Carlo, Ph.D., Chief Executive Officer, Adamis Pharmaceuticals Corporation, 11455 El Camino Real, Suite 310, San Diego, California  92130, and providing the information required by the Company’s bylaws along with any additional supporting materials the security holder considers appropriate.  The committee will review and evaluate information available to it regarding candidates proposed by stockholders and will apply the same criteria, and will follow substantially the same process in considering them, as it does in considering candidates identified by members of the Board or senior management, except that the committee may consider, as one of the factors in its evaluation of stockholder recommended candidates, the size and duration of the interest of the recommending stockholder or stockholder group in the equity of the Company.  The criteria which will be applied include:  (i) reputation for integrity, honesty and high ethical standards; (ii) demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to our current and long-term objectives and willingness and ability to contribute positively to our decision-making process; (iii) commitment to understanding our business and our industry; (iv) adequate time to attend and participate in meetings of the Board and its committees; (v) ability to understand the sometimes conflicting interests of the various constituencies of Adamis, which include stockholders, employees, customers, governmental units, creditors and the general public and to act in the interest of all stockholders; and (vi) such other attributes, including independence, that satisfy requirements imposed by the SEC and the NASDAQ listing standards.  The committee believes that the qualifications and strengths of an individual in totality, rather than any specific factor, should be primary, with a view to nominating persons for the election to the Board of Directors whose backgrounds, integrity, and personal characteristics indicate that they will make a contribution to the Board of Directors.  The committee is generally of the view that the continuing service of qualified incumbents promotes stability and continuity in the board room, giving the Company the benefit of the familiarity and insight into the Company’s affairs that its directors have accumulated during their tenure, while contributing to the Board’s ability to work as a collective body.  Accordingly, it is the general policy of the committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the committee’s criteria for membership on the Board, whom the committee believes will continue to make important contributions to the Board and who consent to stand for reelection and, if reelected, to continue their service on the Board.  The Nominating and Governance Committee does not have a specific policy with regard to the consideration of diversity in identifying director nominees.  However, the committee values diversity on our Board and considers the diversity of the professional experience, education and skills, as well as diversity of origin, in identifying director nominees.

Stockholder Communications with the Board

Stockholders may send communications to the Board of Directors or individual members of the Board of Directors by writing to them, care of Adamis Pharmaceuticals Corporation, Attention:  Secretary, at our office in San Diego, California.  Communications will be forwarded to the intended director or directors.  If the stockholder wishes the communication to be confidential, then the communication should be provided in a form that will maintain confidentiality.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees of the Company.  The Company will provide any person, without charge, a copy of the Code.  Requests for a copy of the Code may be made by writing to the Company at Adamis Pharmaceuticals Corporation, 11455 El Camino Real, Suite 310, San Diego, California  92130; Attention:  Chief Financial Officer. The Company intends to disclose any amendment to, or a waiver from, a provision of its code of business conduct and ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and that relates to any element of its code of business conduct and ethics, through reports on Form 8-K filed with the SEC or by posting such information on its website, www.adamispharma.com.

PROPOSAL 2
APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Our Board of Directors has adopted, subject to stockholder approval, an amendment to our Amended and Restated Certificate of Incorporation (“Restated Certificate”) to increase the total number of our authorized shares from 185.0 million to 210.0 million and to increase the number of authorized shares of Common Stock from 175.0 million to 200.0 million (the “Certificate Amendment”).  The proposed form of Certificate Amendment is included as Appendix A to this proxy statement.  The current Restated Certificate also authorizes a total of 10.0 million shares of preferred stock, and no amendment to that number is being proposed.

The additional Common Stock to be authorized by adoption of the Certificate Amendment would have rights identical to currently outstanding Common Stock.  Adoption of the Certificate Amendment and issuance of Common Stock would not affect the rights of the holders of currently outstanding Common Stock.  However, there may be ancillary effects incidental to increasing the number of shares of Common Stock outstanding, such as dilution of earnings per share and voting rights of current holders of Common Stock.  If the Certificate Amendment is adopted, it will become effective upon filing of a Certificate of Amendment to our Restated Certificate with the Secretary of State of the State of Delaware.

In addition to the 95,379,450 shares of Common Stock outstanding on the Record Date, the following shares of Common Stock were reserved as of such date:  (i) an aggregate of 5,331,112 shares of Common Stock for issuance upon the exercise of outstanding options; (ii) an aggregate of 8,483,215 shares of Common Stock for future issuance under our equity compensation plans; (iii) 7,622,827 shares for issuance upon the exercise of outstanding warrants and convertible notes; and (iv) approximately 3,000,000 shares of Common Stock reserved for issuance to certain stockholders of Old Adamis in connection with the April 2009 merger of Old Adamis and Cellegy, upon compliance by such stockholders with procedures for surrender of their stock certificates representing shares of Old Adamis and receipt of certificates representing shares of the Company.

Although our Board of Directors has no current plans to issue the additional shares of Common Stock, it desires to have the shares available to provide additional flexibility to use capital stock for business and financial purposes in the future.  The additional shares may be used for various purposes without further stockholder approval, unless such approval is required by applicable law or the rules of any stock exchange or trading system on which the Common Stock is then listed or quoted.  These purposes may include:  raising capital; providing equity incentives to employees, directors, consultants and/or advisors; establishing strategic relationships with other companies; expanding our business through the acquisition of other businesses, technologies or products; and other purposes.  Adamis does not have any commitment, arrangement, understanding or agreement to issue the additional shares of Common Stock, but Adamis expects that it may issue additional shares of Common Stock in the future, which could include existing authorized shares or the additional shares authorized by this Proposal, in connection with raising additional capital for the Company.  Any such financing could dilute the ownership interest of existing stockholders in the Company.  Adamis currently cannot estimate the number of shares of Common Stock that would be issued in the future to meet the Company’s financing needs.  The number of shares required to be issued would depend on a number of factors including the trading price of the Common Stock at the time of any such financing, the amount of capital the Company is able to raise, the Company’s need for capital, the terms of any such transaction, and general market conditions.  The additional shares of Common Stock that would become available for issuance if this Proposal is adopted could also be used by us to oppose a hostile takeover attempt or to delay or prevent changes in our control or management.  For example, without further stockholder approval, our Board of Directors could strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor our then current Board, or the shares could be available for potential issuance pursuant to a shareholder rights plan.  This proposal to increase the authorized Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt or any effort of which we are aware to accumulate our stock or to obtain control of our company (nor is our Board of Directors currently aware of any such attempts directed at us).  Nevertheless, stockholders should be aware that approval of this proposal could facilitate future efforts by us to deter or prevent changes in our control, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

Stockholders are requested in this Proposal 2 to approve the Certificate Amendment.  To approve the Certificate Amendment, a majority of the shares of Common Stock outstanding on the Record Date and entitled to vote at the Annual meeting must vote “FOR” approval.  Abstentions and broker non-votes will have the same effect as a vote “AGAINST”.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE
AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

PROPOSAL 3
RATIFICATION OF THE SELECTION OF MAYER HOFFMAN MCCANN PC AS OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING MARCH 31, 2013.

The Audit Committee has selected the independent registered public accounting firm of Mayer Hoffman McCann PC for the purpose of auditing and reporting upon the financial statements of Adamis for the year ending March 31, 2013.  Neither the firm, nor any of its members has any direct or indirect financial interest in Adamis.  Mayer Hoffman McCann PC has been employed by us to audit our financial statements since 2006.

While the Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm, the Audit Committee and our Board are requesting, as a matter of policy, that the stockholders ratify the appointment of Mayer Hoffman McCann PC as our independent registered public accounting firm.  The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal.  However, if the stockholders do not ratify the selection, the Audit Committee may investigate the reasons for stockholder rejection and may consider whether to retain Mayer Hoffman McCann PC or to appoint another independent registered public accounting firm.  Furthermore, even if the appointment is ratified, the Audit Committee in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Adamis and our stockholders.  A formal statement by representatives of Mayer Hoffman McCann PC is not planned for the Annual Meeting.  However, representatives of Mayer Hoffman McCann PC are expected to be present at the Annual Meeting and will be available to respond to appropriate questions by stockholders.

Audit Fees

The following table sets forth fees billed to us by Mayer Hoffman McCann PC, our independent registered public accounting firm during the years ended March 31, 2012 and 2011 for:  (i) services rendered for the audit of our annual financial statements and the review of our quarterly financial statements; (ii) services by our independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and that are not reported as Audit Fees; (iii) services rendered in connection with tax compliance, tax advice and tax planning; and (iv) all other fees for services rendered, including review of registration statements that the Company filed with the SEC and similar matters:

	Fiscal 2012	Fiscal 2011
Audit Fees	$103,308	$173,250
Audit Related Fees	—	—
Tax Fees	11,000	21,000
All Other Fees	4,892	12,614
Total Fees	$119,200	$206,864

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee has a policy for the pre-approval of all audit and permitted non-audit services that may be performed by our independent registered public accounting firm.  Under this policy, unless a type of service to be provided by our independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee.  The Audit Committee periodically will revise the list of pre-approved services, based on subsequent determinations.  The Audit Committee delegates pre-approval authority to its chairperson and may delegate such authority to one or more of its members, whose activities are reported to the Audit Committee at each regularly scheduled meeting.  All fees reported under the headings Audit fees and expenses, Audit-related fees and expenses, Tax fees and All other fees above for fiscal 2012 were approved by the Audit Committee, or by the entire Board functioning as the audit committee, before the respective services were rendered, which concluded that the provision of such services was compatible with the maintenance of the independence of the firm providing those services in the conduct of its auditing functions.  Accordingly, none of the fees reported under the headings were approved by the Audit Committee pursuant to federal regulations that permit the Audit Committee to waive its pre-approval requirement under certain circumstances.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION
OF THE SELECTION OF MAYER HOFFMAN MCCANN PC AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING MARCH 31, 2013.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed with our management Adamis’ audited financial statements for the year ended March 31, 2012.  The Audit Committee also reviewed and discussed with our independent registered public accounting firm those matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Accounting Oversights Board in Rule 3200T.

Our independent registered public accounting firm provided the Audit Committee with the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence.  In addition, the Audit Committee has discussed with the independent registered public accounting firm its independence with respect to Adamis and has considered whether the independent registered public accounting firm’s provision of certain other non-audit related services to Adamis is compatible with maintaining such independent registered public accounting firm’s independence.

Based upon the review and discussions referred to above, the Audit Committee has recommended to our Board that Adamis’ audited financial statements referred to above be included in our Annual Report on Form 10-K for the period ended March 31, 2012.

Audit Committee

Craig A. Johnson, Chair Tina S. Nova, Ph.D. Kenneth M. Cohen

In accordance with the rules of the SEC, the information contained in the Report of the Audit Committee set forth above shall not be deemed to be “soliciting material”, or to be “filed” with the SEC or subject to the Securities and Exchange Commission’s Regulation 14A, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

EXECUTIVE OFFICERS

The names, ages, principal occupations during the past five years, and certain other information with respect to our executive officers are shown below as of the Record Date.  To the extent that any named executive officer is also serving as a member of the Board, then such named executive officer’s biography is set forth under “Information Regarding Board of Directors” above.

Our executive officers are appointed by the Board.

Name	Age	Principal Occupation
Dennis J. Carlo, Ph.D.	68	Chief Executive Officer of the Company and Director
David J. Marguglio	42	Senior Vice President of Corporate Development and Director
Robert O. Hopkins	52	Vice President, Finance and Chief Financial Officer
Karen K. Daniels	59	Vice President of Operations
Thomas Moll, Ph.D.	47	Vice President of Research

Robert O. Hopkins.  Mr. Hopkins became Vice President, Finance and Chief Financial Officer of the Company in April 2009 in connection with the closing of the merger transaction between Cellegy and Old Adamis.  He joined Old Adamis in April 2007 as Vice President, Finance and Chief Financial Officer.  From 2000 to 2004, he was an Executive Vice President and the Chief Financial Officer of Chatham Capital Corp.  In that position he managed financial operations for a corporation that held several hospitals, an extensive life sciences operation and a number of other business units within its portfolio.  Mr. Hopkins served as Chief Financial Officer of Veritel Corp. from 1999 and 2000, a biometric software company.  He has also served as Chief Operating Officer for Circle Trust Company from 2004 to 2005, during which time he was responsible for corporate reorganization after acquiring a troubled trust company.  From 2005 until Mr. Hopkins joined Old Adamis in April 2007, he consulted for Acumen Enterprises providing analysis and business plans for the various projects with which the company was involved.  From 1997 to 1999, Mr. Hopkins was Senior Vice President for Finance for the Mariner Post-Acute Network, Atlanta, Georgia.  In this position he was responsible for financial management of a division consisting of 12 long-term, acute care hospitals.  Among his previous medical-related experience, he has served as Assistant Administrator of Finance for Kindred Hospitals; President and Chief Executive Officer of Doctors Hospital of Hyde Park; and Vice President of Accounting for Cancer Treatment Centers of America.  Mr. Hopkins received a B.S. degree in Finance from Indiana State University and an M.B.A. from Lake Forest Graduate School of Management.

Karen K. Daniels. Ms. Daniels joined Adamis in July 2009 as Vice President of Operations.  She has over 30 years of experience in operational and engineering roles across diverse industries including electronics, medical devices, contract manufacturing and pharmaceutical manufacturing.  Prior to joining Adamis, Ms. Daniels served as President of Althea Technologies from 2007 to 2009.  Althea Technologies is a contract manufacturer for the pharmaceutical industry.  She also served as Senior Director of Operations and Logistics for Vidacare, a medical device manufacturer from 2006 to 2007.  From 2003 to 2006, she was President of Lambda Power.  Ms. Daniels received a B.S. degree from the University of Arizona.

Thomas Moll, Ph.D.  Dr. Moll joined Adamis Pharmaceuticals in February 2008 Vice President of Research.  He has close to 20 years of experience in both academic and industrial preclinical research and development in the areas of inflammation, immunology and cancer biology.  Prior to joining Adamis, Dr. Moll was Vice President of Research at privately held Telos Pharmaceuticals from 2003 to 2008.  From 1998 to 2003 he was Vice President of Immunology at Cardion AG, a privately held German biotech company.  Dr. Moll holds a diploma in Biology II from the University of Basel, Switzerland, and received his doctorate degree in Genetics and Biochemistry from the University of Vienna, Austria.

STOCK OWNERSHIP OF DIRECTORS, MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information, as of the Record Date, regarding beneficial ownership of the Common Stock to the extent known to us, by (i) each person who is a director or a nominee for director; (ii) each named executive officer in the Summary Compensation Table; (iii) all directors and named executive officers as a group; and (iv) each person who is known by us to be the beneficial owner of 5% or more of the outstanding Common Stock.  Except as otherwise noted, each person has sole voting and investment power as to his or her shares. The share numbers and percentages in the table below are based on 95,379,450 shares of Common Stock outstanding.

Directors	Shares Beneficially Owned (1)		Percent
Dennis J. Carlo, Ph.D.	9,036,625	(2)	9.4
Kenneth M. Cohen	94,861	(3)	*
Craig A. Johnson	44,167	(4)	*
David J. Marguglio	3,833,628	(5)	4.0
Tina S. Nova, Ph.D.	44,167	(6)	*
Other Named Officers
Robert O. Hopkins	1,395,141	(7)	1.5
Karen K. Daniels	753,771	(9)	*
Other Beneficial Owners (8)
Eses Holdings (FZE)	30,000,320	(8)	31.5
Gemini Master Fund, Ltd. (10)	6,409,091		6.7
All Adamis directors and officers as a group (8 persons) (11)	16,097,696		16.3

*	Less than 1%.
(1)
Based upon information supplied by officers, directors and principal stockholders.  Beneficial ownership is determined in accordance with rules of the SEC that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares.  Unless otherwise indicated, the persons named in this table have sole voting and sole investing power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.  Shares of Common Stock subject to an option that is currently exercisable or exercisable within 60 days of the date of the table are deemed to be outstanding and to be beneficially owned by the person holding such option for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.  Except as otherwise indicated, the address of each of the persons in this table is as follows:  c/o Adamis Pharmaceuticals Corporation, 11455 El Camino Real, Suite 310, San Diego, California  92130.

(2)
Includes 8,018,000 shares of Common Stock owned of record, 100,000 shares of Common Stock held of record by a family member and beneficially owned by Dr. Carlo, and 918,625 shares of Common Stock subject to options which were exercisable as of the Record Date or 60 days after such date.  Excludes 656,375 shares of Common Stock underlying options, which become exercisable over time after such period.

(3)
Includes 50,000 shares of Common Stock owned of record by the Cohen-Salsitz family trust and 44,861 shares of Common Stock subject to options which were exercisable as of the Record Date or 60 days after such date.  Excludes 40,139 shares of Common Stock underlying options which become exercisable or vest over time after such period.

(4)
Includes 0 shares of Common Stock owned of record and 44,167 shares of Common Stock subject to options which were exercisable as of the Record Date or 60 days after such date.  Excludes 40,833 shares of Common Stock underlying options, which become exercisable over time after such period.

(5)
Includes 3,439,904 shares of Common Stock owned of record and 393,724 shares of Common Stock subject to options which were exercisable as of the Record Date or 60 days after such date.  Excludes 281,276 shares of Common Stock underlying options, which become exercisable or vest over time after such period.

(6)
Includes 0 shares of Common Stock owned of record and 44,167 shares of Common Stock subject to options which were exercisable as of the Record Date or 60 days after such date.  Excludes 40,833 shares of Common Stock underlying options, which become exercisable over time after such period.

(7)
Includes 870,750 shares of Common Stock owned of record and 524,391 shares of Common Stock subject to options which were exercisable as of the Record Date or 60 days after such date.  Excludes 260,442 shares of Common Stock underlying options which become exercisable or vest over time after such period.

(8)
Based on an Amendment No. 1 to Schedule 13D filed on behalf of Eses Holdings (FZE) with the SEC on July 5, 2011.  The address for Eses Holdings (FZE) is Sharjah Airport International Free Zone, Executive Suite, P.O. Box 9366, Sharjah, United Arab Emirates.  Includes 30,000,320 shares held directly.

(9)
Includes 13,000 shares of Common Stock owned of record and 740,771 shares of Common Stock subject to options which were exercisable as of the Record Date or 60 days after such date.  Excludes 229,229 shares of Common Stock underlying options, which become exercisable over time after such period.

(10)
The address for Gemini Master Fund, Ltd. is Appleby Trust (Cayman) Ltd., Clifton House #1350, 75 Fort Street, Grand Cayman KY1-1108, Cayman Islands.  All of the securities reflected in the table are owned directly by Gemini Master Fund, Ltd.  Gemini Strategies LLC, Inc. is the investment manager of Gemini Master Fund, Ltd., and Steven Winters is the President of Gemini Strategies LLC, Inc.  Each of Gemini Strategies LLC, Inc. and Steven Winters expressly disclaim any equitable or beneficial ownership of such securities.  Includes (i) 4,000,000 shares of Common Stock issuable upon conversion of $1,000,000 in principal amount of the Company’s 10% Senior Convertible Note (“April Note”) issued to Gemini Master Fund, Ltd. (“Gemini”) on or about April 2, 2012 (without any interest accrual and assuming a conversion price of $0.25); (ii) 909,091 shares of Common Stock issuable upon conversion of $500,000 in principal amount of the Company’s 10% Senior Convertible Note (together with the April Note, the “Notes”) issued to Gemini on or about June 11, 2012 (without any interest accrual and assuming a conversion price of $0.55); and (iii) 1,500,000 shares of Common Stock which are held by Gemini and were issued in connection with the Notes.

(11)	Includes 3,327,042 shares of Common Stock issuable upon the exercise of options as of or within 60 days after the Record Date.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth all compensation awarded, earned or paid for services rendered in all capacities to Adamis during fiscal year 2012 and 2011 to (i) each person who served as Adamis’ chief executive officer during fiscal 2012; (ii) each person who served as Adamis’ principal financial officer during fiscal 2012; (iii) the two most highly compensated officers other than the chief executive officer and principal financial officer who were serving as executive officers at the end of fiscal 2012 and whose total compensation for such year exceeded $100,000; and (iv) up to two additional individuals for whom disclosures would have been provided in this table, but for the fact that such persons were not serving as executive officers as of the end of fiscal 2012 (sometimes referred to collectively as the “named executive officers”):

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Dennis J. Carlo, Ph.D.	2012	$500,000		—	48,000(1)	—	$15,515(2)	$563,515
President and Chief Executive Officer	2011	$406,348		—	22,745(1)	—	$21,365(2)	$450,458
Robert O. Hopkins	2012	$225,000		—	10,000(1)	—	$11,446(2)	$246,446
Vice President, Chief Financial Officer	2011	$225,000		—	30,847(1)	—	$4,192(2)	$260,039
Karen K. Daniels, Vice President of Operations	2012	$225,000		—	24,000(1)	—	$10,891(2)	$259,891
	2011	$225,000		—	45,330(1)	—	$2,722(2)	$273,052
David J. Marguglio	2012	$250,000		—	10,000(1)	—	$15,515(2)	$275,515
Senior Vice President, Corporate Development	2011	$250,000		—	12,833(1)	—	$3,861(2)	$266,694

(1)
Reflects the grant date fair value for financial statement reporting purposes with respect to stock options granted during the years ended March 31, 2012 and 2011, respectively, calculated in accordance with applicable rules and regulations and authoritative guidance.  For a discussion of assumptions used to estimate fair value, please see Note 12 to our financial statements in our Annual Report on Form 10-K for the year ended March 31, 2012.  The actual amount ultimately realized from the equity awards will likely vary based on a number of factors, including, but not limited to, Adamis’ actual performance, stock price fluctuations, differences from the valuation assumptions used and the timing of exercise or applicable vesting.

(2)	For fiscal 2012 and 2011, reflects premiums paid by the Company on behalf of each of Messrs. Carlo, Marguglio, Hopkins and Ms. Daniels for health, dental, and vision insurance.

Grants of Plan-Based Awards

The following table shows certain information regarding grants of plan-based awards to the named executive officers for the fiscal year ended March 31, 2012:

Grants of Plan-Based Awards in Fiscal 2012

Name	Grant Date	Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards(1)	Grant Date Fair Value of Option Awards(2)
Dennis J. Carlo, Ph.D.	9/12/2011	600,000	$0.19	$48,000
Robert O. Hopkins	9/12/2011	125,000	0.19	10,000
Karen K. Daniels	9/12/2011	300,000	0.19	24,000
David J. Marguglio	9/12/2011	125,000	0.19	10,000

(1)	In accordance with the terms of the Company’s 2009 Equity Incentive Plan the (“Plan”), the exercise price of each option was set at the fair market value of Common Stock on the date of grant.
(2)
Each option is intended to be an incentive stock option.  Each option has a term of ten years from the grant date, subject to earlier termination of the term as provided in the Plan.  Each option vested and became exercisable immediately on the grant date with respect to one-third of the shares covered by the option, with the remaining two-thirds of the option shares vesting and becoming exercisable ratably monthly over a period of two years from the grant date.  See the Company’s Annual Report on Form 10-K for the year ended March 31, 2012, filed June 29, 2012 with the SEC, for the stock compensation expense assumptions used to determine the valuation and expensing of stock option awards.  The values recognized in the “Grant Date Fair Value of Option Awards” column above do not reflect estimated forfeitures.

Outstanding Equity Awards at Year-End

The following table provides a summary of equity awards outstanding at March 31, 2012, for each of our named executive officers:

	Option Awards						Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name
Dennis J. Carlo, Ph.D.	(1)	349,875	250,125	-	$0.19	9/11/2021	-	$ -	-	$ -
	(2)	568,750	406,250		$0.27	8/20/2020

Robert O. Hopkins	(1)	72,891	52,109	-	$0.19	9/11/2021	-	$ -	-	$ -
	(2)	291,667	208,333		$0.27	8/20/2020
	(3)	159,833	-		$0.27	8/20/2020

Karen K. Daniels	(1)	174,938	125,062	-	$0.19	9/11/2021	-	$ -	-	$ -
	(2)	145,833	104,167		$0.27	8/20/2020
	(3)	170,000	-		$0.27	8/20/2020
	(4)	250,000	-		$0.22	7/6/2019

David J. Marguglio	(1)	72,891	52,109	-	$0.19	9/11/2021	-	$ -	-	$ -
	(2)	320,833	229,167		$0.27	8/20/2020

(1)
The options vest with respect to one-third of the shares immediately and monthly thereafter with respect to 1/24 of the shares subject to the option, and have a term of ten years (subject to earlier termination upon the events described in the Plan such as termination of employment).

(2)
The options vest with respect to one-sixth of the shares subject to the option on the six-month anniversary of the grant date and monthly thereafter with respect to 1/36 of the shares subject to the option, and have a term of ten years (subject to earlier termination upon the events described in the Plan such as termination of employment).

(3)	The options are fully vested and have a term of ten years (subject to earlier termination upon the events described in the Plan such as termination of employment).
(4)	The options are fully vested and have a term of ten years (subject to earlier termination upon the events described in the Plan such as termination of employment).

There were no options or other derivative securities exercised in fiscal 2012 by our named executive officers.  In addition, there were no shares acquired by our named executive officers upon the vesting of restricted stock.

Equity Compensation Plan Information

The following table sets forth, as of March 31, 2012, information with respect to our equity compensation plans, including our 1995 Equity Incentive Plan, the 1995 Directors’ Stock Option Plan, the 2005 Equity Incentive Plan and the Plan, and with respect to certain other options and warrants:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	5,230,398	$.24	8,483,215
Equity compensation plans not approved by security holders	2,473,245	$.74
TOTAL	7,703,643	.93	8,483,215

Employment Agreements and Potential Payments Upon Termination or Change in Control

On November 9, 2010, the Company entered into employment agreements with its executive officers.  The agreements provide for the employment of the following persons to the following positions:  Dennis J. Carlo, Ph.D., President and Chief Executive Officer; David J. Marguglio, Vice President of Business Development; and Robert O. Hopkins, Vice President of Finance and Chief Financial Officer.  On July 2, 2012, the Company entered into employment agreements with Karen K. Daniels, Vice President of Operations, and Thomas Moll, Vice President of Research.  The agreements provide for the employment of Ms. Daniels and Dr. Moll in their current officer positions.

The agreements provide for base compensation at the following annual rates:  Dr. Carlo, $500,000; Mr. Marguglio, $250,000; and Mr. Hopkins, Ms. Daniels and Dr. Moll, $225,000.  Under the agreements, the officers are eligible to participate in benefit programs that are routinely made available to executive officers, including any executive stock ownership plans, profit sharing plans, incentive compensation or bonus plans, retirement plans, Company-provided life insurance, or similar executive benefit plans maintained or sponsored by the Company.

Except with respect to titles, salary amounts, and severance and benefit periods following certain kinds of employment terminations or change of control events, the agreements are similar in all material respects.

The agreements are terminable at any time by either party.  If the Company terminates the officer’s employment at any time, the officer will be entitled to receive any unpaid prorated base salary for the actual number of days worked along with all benefits and expense reimbursements to which the officer is entitled by virtue of the officer’s past employment with the Company.  The agreements provide that if the officer’s employment is terminated without cause (as defined in the employment agreements), the officer will be entitled to receive severance payments at the officer’s then-annual base salary for the following periods from the date of termination:  Dr. Carlo, 18 months; and Messrs. Marguglio, Hopkins and Moll and Ms. Daniels, nine months.  These payments will be accelerated in the event of a change of control transaction.  The officers would also receive continued medical, dental and vision benefits pursuant to COBRA at the Company’s expense for such periods (or until the officer becomes employed full-time by another employer).  In addition, in the event of a termination without cause, a number of unvested stock options will accelerate, vest and be exercisable in full as if the officer had remained employed during the severance periods described above, and all options will remain exercisable for a period of one year after the date of termination.  The agreements also provide that if officer is terminated without cause or the officer terminates the officer’s employment for good reason (as defined in the employment agreements), in each case within 90 days before a change in control or within 13 months after the date of a change in control, the officer will also be entitled to receive the severance and medical benefits described above.  Good reason is defined in the agreements to include events such as material reduction in base salary or responsibilities and duties or required relocation out of the San Diego area.  In addition, in the event of a change in control, all unvested options held by the officer will accelerate and be exercisable in full and any unvested shares will vest in full.  The Company’s obligation to pay the severance benefits described above is conditioned on the officer’s timely execution of a general release of claims.  Upon termination of employment by reason of death or disability, any options that are vested and exercisable on the termination date will remain exercisable for 12 months after the date of cessation of service.

IRC Section 162(m) Compliance

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to our named executive officers.  Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met.  In general, our compensation program is designed to reward executives for the achievement of our performance objectives.  Our equity incentive plan is designed in a manner intended to comply with the performance-based exception to Section 162(m).  Nevertheless, compensation attributable to awards granted under our plans may not be treated as qualified performance-based compensation under Section 162(m).  In addition, the compensation committee and the Board consider it important to retain flexibility to design compensation programs that are in the best interests of Adamis and its stockholders and, to this end, the committee and the Board reserve the right to use their judgment to authorize compensation payments that may be subject to the limitations under Section 162(m) when the committee or the Board believe that compensation is appropriate and in the best interests of Adamis and our stockholders, after taking into consideration changing business conditions and performance of our employees.

Compensation of Directors

The general policy of the Board is that compensation for independent directors should be a mix of cash and equity-based compensation.  Adamis does not pay employee directors for Board service in addition to their regular employee compensation.  The Compensation Committee, which consists solely of independent directors, has the primary responsibility for reviewing and considering any revisions to director compensation.  The Board reviews the Compensation Committee’s recommendations and determines the amount of director compensation.

Pursuant to its charter, the Compensation Committee may engage the services of outside advisors, experts, and others to assist them.  During fiscal 2012, the Compensation Committee did not engage the services of outside advisors, experts or others to assist in setting director compensation.

The following table shows amounts earned by each director during the fiscal year ended March 31, 2012, other than Dr. Carlo and Mr. Marguglio, who are named executive officers and received no additional compensation for their services as a director:

Director	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Kenneth M. Cohen	$39,500	—	$2,800	—	—	—	$42,300
Craig A. Johnson	$44,500	—	$2,800	—	—	—	$47,300
Tina S. Nova, Ph.D.	$39,500	—	$2,800	—	—	—	$42,300

(1)	Reflects the amount of fees earned during the year ended March 31, 2012.
(2)
Amounts reflect the grant date fair value for financial statement reporting purposes with respect to stock options granted during the year ended March 31, 2012, calculated in accordance with applicable rules and regulations and authoritative guidance.  The assumptions used for these calculations are included in Note 12 to the audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended March 31, 2012, filed June 29, 2012 with the SEC.  Represents options awarded to each of Mr. Cohen, Mr. Johnson and Dr. Nova to purchase 35,000 shares of Common Stock.  The exercise price of the options is $0.18 per share, which was the fair market value of the Common Stock on the grant date.  The options have a term of ten years and vest and become exercisable as to 1/36 of the option shares per month over a period of three years.

(3)	The aggregate number of option awards outstanding at March 31, 2012, for each of Mr. Cohen, Mr. Johnson and Dr. Nova, was 85,000.

Upon joining the Board, and pursuant to the provisions of the Plan regarding option awards to non-employee directors, each of Mr. Cohen, Mr. Johnson and Dr. Nova was granted an initial stock option to purchase 50,000 shares.  The options have a term of ten years and an exercise price equal to the fair market value of the Common Stock on the date of grant.  The initial option vests and becomes exercisable with respect to 25,000 of the shares subject to the option on the grant date.  The option vests and becomes exercisable with respect to the remaining 25,000 of the shares subject to the option monthly over a period of three years from the grant date at the rate of 1/36 of the option shares each month.  Under the provisions of the Plan, each non-employee director also receives a succeeding annual grant, on the first business day after the annual meeting of stockholders, to purchase 25,000 shares of Common Stock (pro rated if the director joined the Board within the preceding 12 months), with the annual grant vesting and becoming exercisable as to 1/36 of the total shares subject to the annual grant on each monthly anniversary of the date of grant, such that Succeeding Grants are fully vested and exercisable on the third anniversary of the date of grant, so long as the non-employee director continuously remains a director, consultant or employee of the Company.  Non-employee directors are also eligible to receive additional option or other awards under the Plan.

In general, under the Company’s policies concerning fees for non-employee directors, non-employee directors of the Company are entitled to receive the following amounts of cash compensation for service as a director:  each non-employee director is entitled to receive an annual fee of $25,000 per year, paid quarterly in arrears; the Chair of the Audit Committee is entitled to receive $10,000 per year, paid quarterly in arrears; the Chair of the Compensation Committee and the Nominating and Governance Committee are each entitled to receive $5,000 per year, paid quarterly in arrears; and each non-employee director is entitled to receive $1,500 for each meeting attended in person, and $500 for each meeting attended telephonically so long as the telephonic meeting is more than one hour.  Each director is also entitled to reimbursement of reasonable expenses incurred in connection with board-related activities.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Directors, named executive officers and beneficial owners of more than 10% of Common Stock are required by Section 16(a) of the Securities Exchange Act of 1934 and related regulations to file ownership reports on Forms 3, 4 and 5 with the SEC and the principal exchange upon which such securities are traded or quoted and to furnish us with copies of the reports.  Other than as set forth below, based solely on a review of the copies of such forms furnished to us, we believe that from April 1, 2011 to March 31, 2012, all Section 16(a) filing requirements applicable to our named executive officers, directors and greater than 10% holders of Common Stock were in compliance.  On September 16, 2011, Thomas Moll, Vice President of Research, and Karen Daniels, Vice President of Operations, filed Form 3s, the initial statement of beneficial ownership of securities, regarding their designation as executive officers in August 2011.  On July 25, 2012, Dennis Carlo, President and Chief Executive Officer, filed a Form 5 reporting the transfer on December 29, 2011, of 100,000 shares of Common Stock to a trust for the benefit of his son and the gift on December 29, 2011 of 100,000 shares of Common Stock to a third party.

TRANSACTIONS WITH RELATED PERSONS

Certain Relationships and Related Transactions

To management’s knowledge, other than (i) compensation for services as named executive officers and directors; (ii) the employment agreements and transactions described above under the headings “Employment Agreements and Potential Payments Upon Termination or Change in Control” and “Outstanding Equity Awards at Fiscal Year-End”; or (iii) as set forth below, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or were to be a party, in which the amount involved exceeds $120,000 during the fiscal year ended March 31, 2012, and in which any director or named executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of the Common Stock, or any member of the immediate family of any of the foregoing persons, has an interest.

On November 10, 2010, we completed a private placement transaction with Eses Holdings (FZE), a foreign investor (the “Purchaser”), pursuant to a Common Stock Purchase Agreement and a registration rights agreement.  The purchase agreement provided for the sale of up to 40 million shares of Common Stock to the Purchaser at a price of $0.25 per share, for up to $10 million of gross proceeds.  An initial closing was held on November 10, 2010, pursuant to which we received $5 million in gross proceeds and issued 20 million shares of Common Stock.  The purchase agreement provided for two potential subsequent closings pursuant to which the Purchaser agreed to invest $2.5 million at each such closing if the milestones relating to that milestone closing had been achieved before the outside date specified for that milestone.  We achieved the first set of milestone conditions and provided notice to the Purchaser in May 2011.  Pursuant to a first amendment to the purchase agreement, the Purchaser agreed that we had satisfied the first set of milestone conditions.  The Purchaser and we agreed that the $2.5 million investment for the first milestone closing would be paid as follows:  $550,000 on or before June 27, 2011; $550,000 on or before July 21, 2011; and $1,400,000 on or before September 29, 2011.  We received both of the $550,000 payments from the Investor and issued a total of 4,400,000 shares of Common Stock to the Investor. The Purchaser also agreed to extend the outside date for achievement of the second set of milestones to December 31, 2011.

Pursuant to a second amendment to the purchase agreement, on November 10, 2011, we received $700,000 of the remaining payments from the Purchaser relating to the first set of milestone conditions in the purchase agreement, and the Purchaser agreed to extend the milestone closing outside date for achievement of the second set of milestones to March 31, 2012.  Pursuant to a third amendment to the purchase agreement dated January 31, 2012, on January 31, 2012, February 13, 2012, and February 29, 2012, we received an additional $375,000, $125,000 and $200,000, respectively, from the Purchaser relating to our satisfaction of those milestone conditions, and we issued a total of 2,800,000 shares of Common Stock to the Purchaser.  Despite the delays in the receipt of funding from the Purchaser following our satisfaction of the first set of milestone conditions, we completed four of the five specified conditions for satisfaction of the second milestone conditions prior to the milestone closing outside date.  However, because of the delays in receipt of funding relating to the first set of milestones, we were not able to complete the remaining milestone condition before the March 31, 2012 outside date.  The purchase agreement provided that either party may terminate the Agreement if a milestone closing had not been consummated by applicable date, as long as the terminating party’s failure to fulfill or diligently pursue fulfillment of any of that party’s material obligations under the purchase agreement was not a principal cause of or did not result in the failure of the milestone closing to occur on or before the applicable date.  Accordingly, on May 1, 2012, we exercised our option to terminate the purchase agreement by sending notice to the Purchaser.  Termination of the purchase agreement means that Purchaser will no longer have the option to purchase the remaining 10 million shares of stock at $0.25 per share.  Certain provisions of the purchase agreement survive termination, including the Purchaser’s right to have an observer attend meetings of the board of directors and to receive certain materials that are provided to the directors in connection with such meetings.

After the end of our fiscal 2012 year, on April 2, 2012, we completed the closing of a private placement financing transaction with Gemini Master Fund, Ltd. (“Gemini”) pursuant to a securities purchase agreement.  We issued a 10% Senior Convertible Note (the “Gemini Note”) in the aggregate principal amount of $1.0 million and 1,000,000 shares of Common Stock, and received gross proceeds of $1.0 million, excluding transaction costs and expenses.  Interest on the Gemini Note is payable at a rate of 10% per annum and is payable on the maturity date of the Gemini Note.  Principal and accrued and unpaid interest is due and payable nine months after the date of the Gemini Note.  The Gemini Note is convertible into shares of Common Stock at any time at the discretion of the investor at an initial conversion price per share of $0.25, subject to adjustment for stock splits, stock dividends and other similar transactions and subject to the terms of the Gemini Note.  The conversion price is also subject to price anti-dilution adjustments providing that with the exception of certain excluded categories of issuances and transactions, if we issue equity securities or securities convertible into equity securities at an effective price per share less than the conversion price of the Gemini Note, the conversion price of the Gemini Note will be adjusted downward to equal the per share price of the new securities.  Our obligations under the Gemini Note and the other transaction agreements are guaranteed by our principal subsidiaries, including Adamis Corporation, Adamis Laboratories, Inc. and Adamis Viral, Inc.

The transaction agreements include restrictions on our ability to engage in certain kinds of transactions while the Gemini Note is outstanding without the consent of the investor, including incurring or paying certain kinds of indebtedness, entering into certain kinds of financing transactions, or encumbering our assets (subject to certain exceptions).  The transaction documents include a variety of liquidated damages, penalties and default provisions upon events of default by Adamis, including without limitation an increase in the principal amount and interest rate and a potential decrease in the conversion price of the Gemini Note, and in connection with certain other breaches of covenants of Adamis.  If the shares underlying the Gemini Note are not freely tradable under SEC Rule 144 after six months from the closing of the Gemini Note transaction, we intend to file a registration statement covering the resale of such shares.

On June 11, 2012, we completed the closing of a private placement financing transaction with Gemini.  We issued a 10% Senior Convertible Note in the aggregate principal amount of $500,000 and 500,000 shares of Common Stock, and received gross proceeds of $500,000, excluding transaction costs and expenses.  The maturity date is nine months after the date of the note.  The other materials terms and conditions are similar to the Gemini Note described above, except that the initial conversion price per share is $0.55.

Review, Approval and Ratification of Transactions with Related Persons

The Audit Committee is responsible under its charter for reviewing, approving or ratifying all transactions between us and any related person.  Related persons can include any of our directors or executive officers, certain of our stockholders, and any of their immediate family members.  In evaluating related person transactions, the members of the Audit Committee apply the same standards of good faith and fiduciary duty they apply to their general responsibilities as a committee of the Board of Directors and as individual directors.  The Audit Committee will approve a related person transaction when, in its good faith judgment, the transaction is in the best interest of the Company.

GENERAL

Stockholder Proposals for the next Annual Meeting of Stockholders

To be considered for inclusion in next year’s proxy materials pursuant to Rule 14a-8 of the SEC, your proposal must be submitted in writing by April 30, 2013, to our Corporate Secretary at 11455 El Camino Real, Suite 310, San Diego, California  92130.  In addition, if we are not notified by such date of a proposal to be brought before the 2013 annual meeting by a stockholder, then proxies held by management may provide the discretion to vote against such proposal even through it is not discussed in the proxy statement for such meeting.  If you wish to submit a proposal to be presented at next year’s annual meeting (that will not be included in next year’s proxy materials) or nominate a director, your proposal or nomination generally must be submitted in writing to the same address no later than July 12, 2013, but no earlier than June 12, 2013.  You are also advised to review the Company’s Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K for the period ended March 31, 2012, is enclosed with these materials.  Upon written request, we will provide each stockholder being solicited by this Proxy Statement with a copy, free of charge, of any of the documents referred to in this Proxy Statement.  All such requests should be directed to Adamis Pharmaceuticals Corporation, 11455 El Camino Real, Suite 310, San Diego, California  92130; Attention:  Secretary.  You are asked to advise us if you plan to attend the Annual Meeting.  For directions to the Annual Meeting, please call (858) 997-2400.

You also may access this proxy statement and our Annual Report on Form 10-K for the period ended March 31, 2012 at: http://www.firstamericanstock.org/.

Householding

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (for example, brokers, banks and nominees) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders.  This process, which is commonly referred to as “householding”, potentially means extra convenience for stockholders and cost savings for companies and intermediaries.  This year, some banks, brokers or other nominee record holders may be “householding” our proxy materials.  This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household unless contrary instructions have been received by the broker, bank or nominee from you.  If you would like to receive a separate proxy statement and annual report, we will promptly send you additional copies if you call or write our corporate Secretary at our offices located at 11455 El Camino Real, Suite 310, San Diego, California  92130; telephone (858) 997-2400.  If you are a beneficial owner, you can request additional copies of the proxy statement and annual report, or you can request a change in your householding status, by notifying your broker, bank or nominee.

Solicitation of Proxies

We will bear the cost of preparing, printing, assembling and mailing all proxy materials that may be sent to our stockholders in connection with this solicitation.  Arrangements will also be made with brokerage houses, other custodians, nominees and fiduciaries, to forward soliciting material to the beneficial owners of Common Stock held by such persons.  We will reimburse such persons for reasonable out-of-pocket expenses incurred by them.  In addition to the solicitation of proxies by use of the mails, officers and regular employees of ours may solicit proxies without additional compensation, by telephone or facsimile transmission.  We do not expect to pay any compensation for the solicitation of proxies.

Management of Adamis does not know of any matters, other than those stated in this Proxy Statement, that are to be presented for action at the Annual Meeting.  If any other matters should properly come before the Annual Meeting, proxies will be voted on those other matters in accordance with the judgment of the persons voting the proxies.  Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

Sincerely,

/s/ DENNIS J. CARLO
Dennis J. Carlo, Ph.D.
President and Chief Executive Officer
August 28, 2012

ADAMIS PHARMACEUTICALS CORPORATION
Annual Meeting of Stockholders
October 10, 2012 – 8:00 AM

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) Dennis J. Carlo and David J. Marguglio with full power of substitution and resubstitution, as proxies to represent and vote any and all shares of Common Stock of Adamis Pharmaceuticals Corporation (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of the Company, to be held on October 10, 2012, at 8:00 a.m. local time, at the offices of the Company located at 11455 El Camino Real, Suite 310, San Diego, CA  92130, and at any adjournments or postponements thereof, hereby revoking any prior proxies to vote said stock, upon the following items more fully described in the Notice of Annual Meeting and Proxy Statement for the Annual Meeting dated as of August 28, 2012, a copy of which has been received by the undersigned.  Proposals 1, 2 and 3 are proposed by the Company, and if no direction is made this proxy will be voted “FOR” the election of directors and “FOR” Proposals 2 and 3.  The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

(Continued and to be signed on the reverse side)

ADAMIS PHARMACEUTICALS CORPORATION 11455 El Camino Real, Suite 310 San Diego, CA 92130
VOTE BY INTERNET- http://istock.firstamericanstock.com/istocktrack/login.aspx
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Pacific Daylight Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-877-271-0548
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Pacific Daylight Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to First American Stock Transfer Company.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ADAMIS PHARMACEUTICALS CORPORATION			FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ________________________________________
The Board of Directors recommends that you vote FOR the following:
Vote on Directors			☐	☐	☐

1.	Election of Directors
Nominees:
	01) Dennis J. Carlo, Ph D.	04) David J. Marguglio
	02) Kenneth M. Cohen	05) Tina S. Nova, Ph.D.
03) Craig A. Johnson
Vote on Proposal								For	Against	Abstain
The Board of Directors recommends you vote FOR the following proposal(s):
2.
To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the total number of authorized shares from 185.0 million to 210.0 million and the number of authorized shares of Common Stock from 175.0 million to 200.0 million.
								☐	☐	☐
3.	To ratify the selection of Mayer Hoffman McCann PC as our independent registered public accounting firm for the year ending March 31, 2013.							☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon.  When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.  Joint owners should each sign personally.  All holders must sign.  If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature (PLEASE SIGN WITHIN BOX)			Date			Signature (JOINT OWNERS)	Date

Appendix A

CERTIFICATE OF AMENDMENT
TO THE AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ADAMIS PHARMACEUTICALS CORPORATION

Adamis Pharmaceuticals Corporation, a corporation organized under and existing under the laws of the State of Delaware (the “Corporation”), certifies that:

FIRST:  The name of the Corporation is Adamis Pharmaceuticals Corporation.

SECOND:  The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the Delaware General Corporation Law, adopted resolutions to amend Article IV, Paragraph A, of the Amended and Restated Certificate of Incorporation of the Corporation to read in its entirety as follows:

“A.           The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock”.  The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is two hundred ten million (210,000,000), of which two hundred million (200,000,000) shares shall be Common Stock, having a par value of $0.0001 per share (the “Common Stock”), and ten million (10,000,000) shares shall be Preferred Stock, having a par value of $0.0001 per share  (the “Preferred Stock”).”

THIRD:  This Certificate of Amendment to the Amended and Restated Certificate of Incorporation was submitted to the stockholders of the Corporation and was duly approved by the required vote of stockholders of the Corporation in accordance with Sections 222 and 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, said Certificate of Amendment to the Restated Certificate of Incorporation has been duly executed by its authorized officer on this _____ day of __________, 2012.

ADAMIS PHARMACEUTICALS CORPORATION
By:
Dennis J. Carlo, Ph.D Chief Executive Officer

Appendix B

ADAMIS PHARMACEUTICALS CORPORATION
AUDIT COMMITTEE CHARTER

ORGANIZATION

This charter governs the operations of the Audit Committee (“Committee”) of Adamis Pharmaceuticals Corporation (“Adamis” or “Company”).  The Committee shall review and reassess the charter at least annually and submit the charter for review by the Company’s Board of Directors (“Board”).  The Committee shall be appointed by the Board on the recommendation of the Nominating and Governance Committee, and shall comprise at least three directors, each of whom is independent, as defined by applicable law (including rules and regulations of the Securities and Exchange Commission), and by the listing requirements of any stock exchange or market on which the Company’s Common Stock is traded (“Listing Requirements”), of Management and the Company; provided, however, that the Committee may include one member who is not considered independent under applicable Listing Requirements, only in the circumstances and subject to the provisions described in such Listing Requirements.  All Committee members shall be financially literate and shall satisfy any required criteria under applicable Listing Requirements relating to understanding of financial statements, and at least one member shall have accounting or related financial management expertise and shall be considered to be a financial expert, as those criteria may be defined by the rules of the Securities and Exchange Commission and by applicable Listing Requirements.

STATEMENT OF POLICY

The Committee shall provide assistance to the Board in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company’s financial statements, and the legal compliance and ethics programs as established by Management and the Board.  In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee members, independent auditors, and Management.  The Company’s independent auditors shall have unrestricted access at any time to Committee members.  In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, accounting experts or other advisors as it determines necessary to carry out its duties.

RESPONSIBILITIES AND PROCESSES

The primary responsibility of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of its activities to the Board.  Management is responsible for preparing Adamis’ financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company.  The independent auditors are responsible for auditing those statements and for reviewing the Company’s unaudited interim financial statements.  The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances and requirements applicable to the Company.  To the extent that responsibilities of the Committee relate specifically to applicable Listing Requirements or provisions of the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated thereunder (the “Exchange Act”), such responsibilities shall be subject to the effective date of such requirements and any subsequent amendment to, or interpretation of, such requirements.  The Committee will take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities.  The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

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The Committee shall have a clear understanding with Management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company’s shareholders.  The Committee shall discuss with the auditors their independence from Management and the Company and the matters included in the written disclosures required by the Independence Standards Board, and shall consider the compatibility of non-audit services with the auditors’ independence.  The Committee shall have direct responsibility for appointing, compensating, overseeing the work of, and replacing the external independent auditors.

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The Committee shall pre-approve all audit and non-audit services to be provided by the external independent auditors (subject to any de minimus exceptions for non-audit services described in Section 10A of the Exchange Act, which are to approved by the Committee prior to the completion of the Audit), and shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation.  The Chair of the Committee may grant pre-approval of audit and non-audit services (and the Committee may delegate such authority to one or more other members of the Committee), provided that the pre-approval decision and related services are presented to the Committee at its next regularly scheduled meeting.

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The Committee shall discuss with the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation.  Also, the Committee shall discuss with Management, and the independent auditors, the adequacy and effectiveness of the accounting and financial controls, including the Company’s policies and procedures to assess, monitor and manage business risk, and legal and ethical compliance programs.  The Committee shall periodically meet separately, in executive session, with Management, the outside auditors and the Company’s internal audit personnel, and report regularly to the Board with respect to its activities.  Further, the Committee shall meet separately with the independent auditors, with and without Management present, to discuss the results of their examinations and any issues or concerns warranting Committee attention.  The Committee shall resolve any disagreements between management and the independent auditors regarding financial reporting.  The Committee shall review with the independent auditors any audit problems or difficulties and Management’s response.  The Committee shall discuss with Management the Company’s major financial risk exposures and the steps Management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

•	The Committee shall review and approve all transactions between the Company and any related party (as that term is defined under applicable Nasdaq listing standards).

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The Committee shall establish procedures to receive and process complaints regarding accounting, internal auditing controls or auditing matters, and for employees to make confidential, anonymous complaints regarding questionable accounting or auditing matters.

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The Committee shall establish procedures to receive and process communications concerning possible violations of the Company’s Code of Business Conduct and Ethics or other potential improper conduct at the Company.

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The Committee shall review the interim financial statements (and the Management’s Discussion and Analysis of Financial Condition and Results of Operations section of the Company’s periodic reports to be filed with the Securities and Exchange Commission) with Management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q.  The Committee shall discuss with management and the independent auditors the Company’s selection, application and disclosure of critical accounting policies, including as appropriate, all GAAP alternative treatments of financial information that were discussed with Management, their ramifications and the treatment preferred by the independent auditors and other material written communications between the independent auditors and Management.  Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.  The chair of the Committee may represent the entire Committee for the purposes of this review.

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The Committee shall review with Management and the independent auditors the financial statements (and the Management’s Discussion and Analysis of Financial Condition and Results of Operations section of the Company’s periodic reports to be filed with the Securities and Exchange Commission) to be included in the Company’s Annual Report on Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.  Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.  The Committee shall recommend to the Board of Directors whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K.

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The Committee shall review any disclosures made to the Committee by the Company’s principal executive officer and principal financial officer during their certification process for the Company’s periodic reports about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

•	The Committee shall set clear hiring policies for employees or former employees of the independent auditors that meet the SEC regulations and stock exchange listing standards.

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The Committee shall review and discuss the Company’s earnings press releases with Management and, if available, the auditors.  The Chair of the Committee may represent the entire Committee for the purposes of this review.

•	The Committee shall receive corporate attorneys’ reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

•	The Committee shall prepare its report to be included in the Company’s annual proxy statement, as required by SEC regulations.

•	The Committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively.

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The Committee shall perform any other activities required by applicable law, rules or regulations, including the rules of the Securities and Exchange Commission and any applicable Listing Requirements, and perform other activities that are consistent with this charter, the Company’s bylaws and governing laws, as the Committee or the Board deems necessary or appropriate.

Appendix C

ADAMIS PHARMACEUTICALS CORPORATION
CHARTER OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE OF THE BOARD OF DIRECTORS

I.           Purpose

The purpose of the Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Adamis Pharmaceuticals Corporation (the “Company”) is (1) to recruit, evaluate and nominate candidates to be presented for appointment or election to serve as members of the Board; (2) to recommend nominees for Board committees; (3) to recommend corporate governance guidelines applicable to the Company; and (4) to review the Board’s performance.

II.           Committee Authority and Responsibilities

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The Committee shall identify a slate of nominees to be proposed by the Company for election at each annual meeting of stockholders and the Committee shall develop a process for considering stockholder suggestions for Board nominees;

•	The Committee shall consider the performance and qualifications of each potential nominee not only for their individual strengths but for their contribution to the Board as a group;

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The Committee shall identify potential candidates to fill Board vacancies that may be created by expansion of the number of members of the Board and by resignation, retirement or other termination of service of incumbent Board members;

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The Committee shall have sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve such firm’s fees and other retention terms;

•	The Committee shall recommend to the Board nominees for Board committees;

•	The Committee shall recommend a set of corporate governance principles applicable to the Company and review and assess the adequacy of such guidelines;

•	The Committee may establish subcommittees and delegate authority to such subcommittees;

•	The Committee may obtain advice from internal or external legal, accounting or other advisors; and

•	The Committee shall annually review the performance of the Board and the Committee.

III.           Membership

All members of the Committee will be appointed by, and shall serve at the discretion of, the Board.  The Board may elect a member of the Committee to serve as the Chair of the Committee.  If the Board does not elect a Chair, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Committee shall consist of three members of the Board, each of which shall be persons who are not officers or employees of the Company or any subsidiary and who, in the opinion of the Board, have no other relationship or interest that would interfere with the exercise of independent judgment in carrying out the responsibilities of Committee members.

IV.           Meetings and Reports

Meetings of the Committee shall be held from time to time as determined by the Board or the Committee.  In accordance with the Bylaws of the Company, the Committee may take action by unanimous written consent.

The Committee shall keep minutes of its proceedings, which minutes shall be retained with the minutes of the proceedings of the Board.

The Committee shall make regular reports to the Board.

Appendix D

ADAMIS PHARMACEUTICALS CORPORATION
COMPENSATION COMMITTEE CHARTER

Purpose.

The Compensation Committee is appointed by the Board of Directors (“Board”) of Adamis Pharmaceuticals Corporation (“Company”) to discharge the Board’s responsibilities relating to compensation of the Company’s executive officers.

Committee Membership.

The Committee will be composed of at least two (2) directors (or, if the Common Stock of the Company is traded on a Nasdaq market, then three (3) directors or such other number as may be required by the applicable Nasdaq listing rules), all of whom satisfy the definition of “independent” under the listing standards of The Nasdaq Stock Market (“Nasdaq”), except as otherwise permitted by applicable listing rules of Nasdaq.  All Committee members shall be “non-employee directors” as defined by Rule 16b-3 under the Securities Exchange Act of 1934 and “outside directors” as defined by Section 162(m) of the Internal Revenue Code.  The Committee members will be appointed by the Board and may be removed by the Board in its discretion.  The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate, provided the subcommittees are composed entirely of independent directors.

Members.

The Committee shall meet as often as its members deem necessary to perform the Committee’s responsibilities.

Committee Authority and Responsibilities.

Responsibilities of the Committee shall include:

•	reviewing and recommending approval of compensation arrangements (including severance provisions) of the Chief Executive Officer of the Company (“CEO”) and the Company’s other executive officers;

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to the extent the Board delegates such authority to the Committee, administering the Company’s 1995 Equity Incentive Plan, the 1995 Directors’ Option Plan and the Company’s other equity incentive plans and agreements, including granting options and other awards under the terms of such plans and making decisions that the administrator of such plans has the authority to make under the terms of the applicable plan, including providing for acceleration of vesting of outstanding options;

•	reviewing and making recommendations to the Board with respect to incentive compensation and equity plans;

•	on at least an annual basis, reviewing all compensation and awards to the CEO and other executive officers, subject to the provisions of any applicable employment agreements; and

•	performing other duties regarding compensation for employees and consultants as the Board may from time to time delegate to the Committee.

The Committee will have the authority, to the extent it deems necessary or appropriate, to retain a compensation consultant to assist in the evaluation of compensation.  The Committee shall have sole authority to retain and terminate any such consulting firm, including sole authority to approve the firm’s fees and other retention terms.  The Committee shall also have authority, to the extent it deems necessary or appropriate, to retain other advisors.  The Company will provide for appropriate funding, as determined by the Committee, for payment of compensation to any consulting firm or other advisors employed by the Committee.

The Committee will make regular reports to the Board and will propose actions to the Board that it believes are necessary or appropriate.  The Committee will review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.  The Committee will annually evaluate the Committee’s own performance.